MORGAN KEEGAN & COMPANY, INC.

                       MASTER AGREEMENT AMONG UNDERWRITERS
                  BASIC PROVISIONS FOR OFFERINGS OF SECURITIES


Ladies and Gentlemen:

From time to time Morgan Keegan & Company, Inc., ("We" or the "Manager") may invite you to participate on the terms set forth herein as an underwriter or an initial purchaser, or in a similar capacity, in connection with certain offerings of securities that are managed solely by us or with one or more other co-managers. If we invite you to participate in a specific offering and sale (an "Offering") to which this Master Agreement Among Underwriters (the "Morgan Keegan & Company, Inc. Master AAU") shall apply, we will send the information set forth below in Section 1 (a) to you by one or more wires, telexes, facsimiles or electronic data transmissions or other written communications (each a "Wire" and collectively, an "AAU"). Each Wire will indicate that it is a Wire pursuant to the Morgan Keegan & Company, Inc. Master AAU. The Wire inviting you to participate in an Offering is referred to herein as the "Invitation Wire." You and We hereby agree that the provisions of the Morgan Keegan & Company, Inc. Master AAU automatically are incorporated by reference in each AAU, except that any AAU may also exclude or revise such provisions of the Morgan Keegan & Company, Inc. Master AAU or contain such additional provisions as may be specified in the AAU.

1.      GENERAL.
        -------

        (a) TERMS OF AAU; CERTAIN DEFINITIONS; CONSTRUCTION. Each AAU shall relate to an Offering and shall identify (i) the securities to be offered in the Offering (the "Securities"), their principal terms, the issuer or issuers (each an "Issuer") and any guarantor (each a "Guarantor") thereof and, if different from the Issuer, the seller or sellers (each a "Seller") of the Securities, (ii) the underwriting agreement, purchase agreement, standby underwriting agreement, distribution agreement or similar agreement (as identified in the AAU and as amended or supplemented, including a terms agreement or pricing agreement pursuant to any of the foregoing, collectively, the "Underwriting Agreement") providing for the purchase, on a several and not joint basis, of the Securities by the several underwriters, initial purchasers or others acting in a similar capacity on whose behalf the Manager executes the Underwriting Agreement (the "Underwriters") and whether such agreement provides (x) an option to purchase Additional Securities (as defined below) or (y) for an offering (an "International Offering") involving two or more syndicates, each of which will offer and sell Securities subject to such restrictions as shall be specified in any Intersyndicate Agreement (as defined below) referred to in the AAU, (iii) the price at which the Securities are to be purchased by the several Underwriters from any Issuer or Seller thereof (the "Purchase Price"), (iv) the offering terms, including, if applicable, the price or prices at which the Securities initially will be offered by the Underwriters (the "Offering Price"), any selling concession to dealers (the "Selling Concession), reallowance (the "Reallowance"), management fee, global coordinators' fee, or other similar fees, discounts or commissions (collectively, the "Fees and Commissions") with respect to the Securities, (v) the proposed pricing date ("Pricing Date") and settlement date (the "Settlement Date"), (vi) any contractual restrictions on the offer and sale of the Securities pursuant to the Underwriting Agreement, Intersyndicate Agreement or otherwise, (vii) any co-managers for the Offering (the "Co-Managers"), (viii) your proposed participation in the Offering, (ix) if applicable, the trustee, fiscal agent or similar agent (the "Trustee") for the indenture, trust agreement, fiscal agency agreement or similar agreement (the "Indenture") under which the Securities will be issued and (x) any other principal terms of the Offering.

        The term "Underwriters" includes the Manager and the Co-Managers. The term "Firm Securities" means the number or amount of Securities that the several Underwriters are initially committed to purchase under the Underwriting Agreement (which may be expressed as a percentage of an aggregate number or amount of Securities to be purchased by the Underwriters as in the case of a standby Underwriting Agreement). The term "Additional Securities" means the Securities, if any, that the several Underwriters have an option to purchase under the Underwriting Agreement to cover over-allotments. The number, amount or percentage of Firm Securities set forth opposite each Underwriter's name in the Underwriting Agreement plus any additional Firm Securities that the Underwriter has become obligated to purchase under the Underwriting Agreement or Section 9 hereof is hereinafter referred to as the "Original Purchase Obligation" of the Underwriter. The ratio which such


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        Original  Purchase  Obligation bears to the total of all Firm Securities set forth in the Underwriting Agreement (or, in the case of a standby Underwriting Agreement, to 100%) is hereinafter referred to as the "Underwriting Percentage" of such Underwriter.

        References herein to statutory sections, rules,  regulations,  forms and
        interpretive   materials  shall  be  deemed  to  include  any  successor
        provisions.

        (b) ACCEPTANCE OF AAU. You shall have accepted an AAU for an Offering if We receive your acceptance of our invitation to participate in the Offering before the deadline specified in the Invitation Wire for the Offering, by wire, telex, facsimile or electronic data transmission or other written communication (any such manner of communication being deemed "In Writing" (or orally, if promptly confirmed In Writing)) in the manner specified in the Invitation Wire. If we receive your timely acceptance, the AAU shall constitute a valid and binding contract between us. Your acceptance of the Invitation Wire shall also constitute acceptance by you of the terms of any subsequent Wire to you relating to the Offering unless We receive In Writing, within the time and in the manner specified in the subsequent Wire, a notice from you to the effect that you do not accept the terms of the subsequent Wire, in which case, you shall be deemed to have elected not to participate in the Offering.

        (c) UNDERWRITERS' QUESTIONNAIRE. Your acceptance of the Invitation Wire shall confirm that you have no exceptions to the Underwriters' Questionnaire attached as Exhibit A hereto (or to any other questions addressed to you in any Wires relating to the Offering) other than exceptions noted by you In Writing in connection with the Offering and received from you by us before the time specified in the Invitation Wire or any subsequent Wire.

        (d)  AFFILIATION.   Morgan  Keegan  &  Company,   Inc  is  a  registered
        broker-dealer   and   operates  as  a  division  of  Regions   Financial
        Corporation.

2.      OFFERING MATERIALS; OFFERING AGREEMENTS.
        ---------------------------------------

        (a) REGISTERED OFFERINGS. In the case of an Offering that will be registered in whole or in part (a "Registered Offering") under the
        Securities Act of 1933, as amended (the "Securities Act"), you understand that the Issuer has filed with the Securities and Exchange Commission (the "Commission") a registration statement including a prospectus relating to the Securities. The term "Registration Statement" means such registration statement as amended or deemed to be amended prior to the effective date of the Underwriting Agreement and, in the event the Issuer files an abbreviated registration statement to register additional Securities pursuant to Rule 462(b) under the Securities Act, such abbreviated registration statement. The term "Prospectus" means the prospectus, together with the final prospectus supplement, if any, relating to the Offering first used to confirm sales of Securities. In the case of a Registered Offering that is an International Offering, the term "Prospectus" shall mean, collectively, each prospectus or offering circular, together with each final prospectus supplement or final offering circular supplement, if any, relating to the Offering, in the respective forms first used or made available for use to confirm sales of Securities. The term "Preliminary Prospectus" means any preliminary prospectus relating to the Offering or any preliminary prospectus supplement together with a prospectus relating to the Offering. In the case of a Registered Offering that is an International Offering, the term "Preliminary Prospectus" shall mean, collectively, each preliminary prospectus or preliminary offering circular relating to the Offering or each preliminary prospectus supplement or preliminary offering circular supplement, together with a prospectus or offering circular, respectively, relating to the Offering. The terms "Registration Statement," "Prospectus" and "Preliminary Prospectus" include the material, if any, incorporated by reference therein. The terms "Registration Statement," "Prospectus" and "Preliminary Prospectus," together with the "Offering Circular," "Preliminary Offering Material" and "Supplementary Offering Materials" (each defined below) and any supplements or amendments thereto, are collectively referred to as the "Offering Documents." We will furnish you, or make arrangements for you to obtain, copies of each Prospectus and Preliminary Prospectus (but excluding for this purpose, unless otherwise required pursuant to regulations under the Securities Act, documents incorporated therein by reference) as soon as practicable after sufficient quantities have been made available by the Issuer.


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

        (b) NON-REGISTERED OFFERINGS. In the case of an Offering other than a Registered Offering, you understand that no registration statement has been filed with the Commission. The term "Offering Circular" means an offering circular or memorandum, if any, or any other written materials authorized by the Issuer to be used in connection with the Offering. The term "Preliminary Offering Circular" means a preliminary offering circular or memorandum, if any, or any other written preliminary materials authorized by the Issuer to be used in connection with the Offering. The terms "Offering Circular" and "Preliminary Offering Circular" shall include the material, if any, incorporated by reference therein. As soon as practicable after the later of the date of the Invitation Wire or the date they are made available to us by the Issuer, We will furnish you (or make available for your review in our office) a copy of any Preliminary Offering Circular or any proof or draft of the Offering Circular. In any event, in any Offering involving an Offering Circular, We will furnish for you, or make arrangements for you to obtain, as soon as practicable after sufficient quantities thereof are made available by the Issuer, copies of the final Offering Circular, as amended or supplemented, if applicable (but excluding for this purpose documents incorporated therein by reference).

        (c) AUTHORITY TO EXECUTE UNDERWRITING AND INTERSYNDICATE AGREEMENTS. You authorize the Manager, on your behalf, (i) to determine the form of the Underwriting Agreement and to execute and deliver to the Issuer, Guarantor or Seller the Underwriting Agreement to purchase (A) up to the amount of Firm Securities set forth in the applicable AAU and (B) if the Manager elects on behalf of the several Underwriters to exercise any option to purchase Additional Securities, up to the amount of Additional Securities set forth in the applicable AAU, subject, in each case, to reduction pursuant to Section 4, and (ii) to determine the form of any agreement or agreements between or among the syndicates participating in the Offering and International Offering, respectively (each an
        "Intersyndicate Agreement"), and to execute and deliver any such Intersyndicate Agreement.

3.      MANAGER'S AUTHORITY.
        -------------------

        (a) AUTHORITY TO DETERMINE TERMS OF OFFERING. You authorize the Manager to act as manager of the Offering of the Securities by the Underwriters (the "Underwriters' Securities" or by the Issuer or Seller pursuant to delayed delivery contracts (the "Contract Securities"), if any contemplated by the Underwriting Agreement. You authorize the Manager
        (i) to purchase any or all of the Firm Securities and Additional Securities for the accounts of the several Underwriters pursuant to the Underwriting Agreement, (ii) to agree, on your behalf and on behalf of the Co-Managers, to any addition to, change in or waiver of any provision of, or the termination of, the Underwriting Agreement or any Intersyndicate Agreement (other than an increase in the Purchase Price or in your Original Purchase Obligation to purchase Securities, in either case from that contemplated by the applicable AAU), (iii) to add or remove prospective Underwriters from the syndicate, or to add to or remove prospective Dealers (defined below) or Reallowance Dealers from participation in the Offering, (iv) to exercise, in the Manager's discretion, all of the authority vested in the Manager in the Underwriting Agreement and (v) except as described below in this Section 3(a), to take any other action deemed advisable by the Manager in respect of the Offering (including, without limitation, actions and communications with the Commission, the National Association of Securities Dealers, Inc. (the "NASD"), state blue sky or securities commissions, stock exchanges and other regulatory bodies or organizations). If, in accordance with the terms of the applicable AAU, the Offering of the Securities is at varying prices based on prevailing market prices or prices related to prevailing market prices or at negotiated prices, you authorize the Manager to determine, on your behalf in the Manager's discretion, any Offering Price and the Fees and Commissions applicable to the Offering from time to time. You authorize the Manager on your behalf to arrange for any currency transactions (including forward and hedging currency transactions) as the Manager deems necessary to facilitate settlement of the purchase of the Securities, but you do not authorize the Manager on your behalf to engage in any other forward or hedging transactions in connection with the Offering unless such transactions are specified in an applicable AAU or otherwise consented to by you. You further authorize the Manager, subject to the provisions of Section 1(b) hereof, (i) to vary the offering terms of the Securities in effect at any time, including, if applicable, the Offering Price and Fees and Commissions set forth in the applicable AAU, (ii) to determine, on your behalf, the Purchase Price and (iii) to increase or decrease the number, amount or percentage of Securities being offered. Notwithstanding the foregoing provisions of this Section 3(a), the Manager shall notify the Underwriters, before signing the applicable Underwriting Agreement, of any provision in the Underwriting Agreement that could result in an increase in the amount or percentage of Firm Securities set forth opposite each Underwriter's name


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


        in the Underwriting Agreement by more than 25% (or such other percentage specified in the applicable Invitation Wire or otherwise consented to by you) as a result of the failure or refusal of another Underwriter or Underwriters to perform its or their obligations thereunder.

        (b) OFFERING DATE. The Offering is to be made as soon after the Underwriting Agreement is entered into by the Issuer, Guarantor or Seller and the Manager as in the Manager's judgment is advisable, on the terms and conditions set forth in the Prospectus or Offering Circular, as the case may be, and the applicable AAU. You agree not to sell any Securities before the time the Manager releases the Securities for sale to purchasers. The date the Securities are released for sale is referred to herein as the "Offering Date."

        (c) ADVERTISING; SUPPLEMENTAL OFFERING MATERIAL. Any public advertisement of the Offering shall be made by the Manager on behalf of the Underwriters on such date as the Manager shall determine. You agree not to advertise the Offering before the date of the Manager's advertisement thereof without the Manager's consent. Any advertisement you make of the Offering after such date is your own responsibility at your own expense and risk. If the Offering is made in whole or in part in reliance on Rule 144A under the Securities Act, you agree not to engage in any general solicitation in connection therewith relating to any advertising or publicity and to abide by any other restrictions in the AAU or the Underwriting Agreement. You also agree that you will not, in connection with the offer and sale of the Securities in the Offering, without the consent of the Manager, give to any prospective purchaser of the Securities or other person not in your employ any written information concerning the Offering, the Issuer, the Guarantor or the Seller, other than information contained in any Preliminary Prospectus, Prospectus, Preliminary Offering Circular or Offering Circular or other offering Materials prepared by or with the consent of the Manager for use by the Underwriters in connection with the Offering and, in the case of a Registered Offering, filed with the Commission or NASD, as applicable (the "Supplemental Offering Materials"). See also Sections 10(j) and 10(k) hereof.

        (d) INSTITUTIONAL AND RETAIL SALES. You authorize the Manager to sell to institutions or retail purchasers such Securities purchased by you pursuant to the Underwriting Agreement as the Manager shall determine. The Selling Concession on any such sales shall be credited to the accounts of the Underwriters as the Manager shall determine.

        (e) SALES TO DEALERS. You authorize the Manager to sell to Dealers (as defined below) such Securities purchased by you pursuant to the Underwriting Agreement as the Manager shall determine. A "Dealer" is (i) a broker or dealer (as defined in the Bylaws of the NASD) that is actually engaged in the investment banking or securities business and is either (A) a member in good standing of the NASD or (B) a foreign bank, broker, dealer or other institution not eligible for membership in the NASD that, in the case of either clause (i) (A) or (i) (B), makes the representations and agreements applicable to such institutions contained in Section 10(f), hereof, or (ii) a "Bank") (as defined in Section
        3(a)(6) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") in the case of Offerings of Securities that are exempt securities under Section 3(a)(12) of the Exchange Act, and such other Securities as from time to time may be sold by a Bank that is not a member of the NASD and that makes the representations and agreements applicable to such institutions contained in Section 10(f) hereof. If the price for any such sales by the Manager to Dealers exceeds an amount equal to the Offering price less the Selling Concession set forth in the applicable AAU, the amount of such excess, if any, shall be credited to the accounts of the Underwriters as the Manager shall determine.

        (f) DIRECT SALES. The Manager will advise you promptly, on the date of the Offering, as to the Securities purchased by you pursuant to the Underwriting Agreement that you shall retain for direct sale. At any time before the termination of the applicable AAU, any Securities held by the Manager for sale but not sold, may, at your request and at the Manager's discretion, be released to you for direct sale, and Securities so released to you shall no longer be deemed held for sale by the Manager. You may allow, and Dealers may reallow, a discount on sales to Dealers in an amount not in excess of the Reallowance set forth in the applicable AAU. You may not purchase Securities from, or sell Securities to, any other Underwriter or Dealer at any discount or concession other than the Reallowance, except with the consent of the Manager.

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


        (g) RELEASE OF UNSOLD SECURITIES. From time to time before termination of the applicable AAU, at the request of the Manager, you will advise the Manager of the amount of Securities remaining unsold that were retained by or released to you for direct sale and of the amount of Securities and Other Securities (as defined below) purchased for your account remaining unsold that were delivered to you pursuant to Section 5 hereof or pursuant to any Intersyndicate Agreement. At the request of the Manager, you will release to the Manager any such Securities and Other Securities remaining unsold (i) for sale by the Manager to institutions, Dealers or retail purchasers, (ii) for sale by the Issuer or Seller pursuant to delayed delivery contracts or (iii) if, in the Manager's opinion, such Securities or Other Securities are needed to make delivery against sales made pursuant to Section 5 hereof or any Intersyndicate Agreement.

        (h) INTERNATIONAL OFFERINGS. In the case of an International Offering, you authorize the Manager (i) to make representations on your behalf as set forth in any Intersyndicate Agreement and (ii) to purchase or sell for your account pursuant to the Intersyndicate Agreement (A) Securities, (B) any other securities of the same class and series, or any securities into which the Securities may be converted or for which the Securities may be exchanged or exercised and (C) any other securities designated in the applicable AAU or applicable Intersyndicate Agreement (the securities referred to in clauses (B) and (C) above being referred to collectively as the "Other Securities").

4.      DELAYED DELIVERY CONTRACTS.
        --------------------------

        (a) ARRANGEMENTS FOR SALES. You agree that arrangements for sales of Contract Securities will be made only through the Manager acting either directly or through Dealers (including Underwriters acting as Dealers), and you authorize the Manager to act on your behalf in making such arrangements. The aggregate amount of Securities to be purchased by the several Underwriters shall be reduced by the respective amount of Contract Securities attributed to such Underwriters as hereinafter provided. Subject to the provisions of Section 4(b), the aggregate amount of Contract Securities shall be attributed to the Underwriters as nearly as practicable in their respective Underwriting Percentages, except that, as determined by the Manager in its discretion, (i) Contract Securities directed and allocated by a purchaser to specific Underwriters shall be attributed to such Underwriters and (ii) Contract Securities for which arrangements have been made for sale through Dealers shall be attributed to each Underwriter approximately in the proportion that Securities of such Underwriter held by the Manager for sales to Dealers bear to all Securities so held. The fee with respect to Contract Securities payable to the Manager for the accounts of the Underwriters pursuant to the Underwriting Agreement shall be credited to the accounts of the respective Underwriters in proportion to the Contract Securities attributed to such Underwriters pursuant to the provisions of this Section 4(a), less, in the case of each Underwriter, the concession to Dealers on Contract Securities sold through Dealers and attributed to such Underwriter.

        (b) EXCESS SALES. If the amount of Contract Securities attributable to an Underwriter pursuant to Section 4(a) would exceed such Underwriter's Original Purchase Obligation reduced by the amount of Underwriters' Securities sold by or on behalf of such Underwriter, such excess shall not be attributed to such Underwriter, and such Underwriter shall be regarded as having acted only as a Dealer with respect to, and shall receive only the concession to Dealers on, such excess.

5.      PURCHASE AND SALE OF SECURITIES; FACILITATION OF DISTRIBUTION.
        --------------------------------------------------------------

        (a) PURCHASE AND SALE OF SECURITIES; FACILITATION OF DISTRIBUTION. To facilitate the distribution and sale of the Securities, you authorize the Manager to buy and sell Securities and Other Securities, in addition to Securities sold pursuant to Section 3 hereof, in the open market or otherwise (including, without limitation, pursuant to any Intersyndicate Agreement), for long or short account, on such terms as the Manager deems advisable, and to over-allot in arranging sales. Such purchases and sales and over-allotments shall be made for the accounts of the several Underwriters as nearly as practicable in their respective Underwriting Percentages or, in the case of any International Offering, such purchases and sales shall be for such accounts as set forth in the applicable Intersyndicate Agreement. Any securities purchased by the Manager for stabilizing purposes in connection with the Offering before execution of the applicable AAU shall be treated as having been purchased pursuant to this Section 5(a) for the accounts of the several Underwriters or, in the case of an International Offering, for such accounts as are set forth in the applicable Intersyndicate Agreement. Your net commitment pursuant to the foregoing authorization shall not

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


        exceed at the close of business on any day an amount equal to 20% of your Underwriting Percentage of the aggregate initial Offering Price of the Firm Securities. In calculating this net commitment, the initial Offering Price shall be used with respect to the Securities so purchased or sold and, in the case of all Other Securities, the purchase price thereof shall be used. Your net commitment for short account (i.e., "naked short") shall be calculated by assuming that all Securities that may be purchased upon exercise of any over-allotment option then exercisable are acquired (whether or not actually acquired) and, in the case of an International Offering, after giving effect to the purchase of any Securities or Other Securities that the Manager has agreed to purchase for your account pursuant to any applicable Intersyndicate Agreement. On demand you will take up and pay for any Securities or Other Securities so purchased for your account and any Securities released to you pursuant to Section 3(g) hereof and will deliver to the Manager against payment any Securities or Other Securities so sold or over-allotted for your account or released to you. The Manager agrees to notify you if it engages in any stabilization transaction requiring reports to be filed pursuant to Rule 17a-2 under the Exchange Act and to notify you of the date stabilization is terminated. You agree not to stabilize or engage in any syndicate covering transaction (as defined in Rule 100 of Regulation M under the Exchange Act ("Regulation M")) in connection with the Offering without the prior consent of the Manager. You further agree to provide the Manager any reports required of you pursuant to Rule 17a-2 not later than the date specified therein and you authorize the Manager to file on your behalf with the Commission any reports required by Rule 17a-2.

        (b) PENALTY WITH RESPECT TO SECURITIES REPURCHASED BY THE MANAGER. If pursuant to the provisions of Section 5(a) and prior to the termination of the Manager's authority to cover any short position incurred under the applicable AAU or such other date as the Manager shall specify in a Wire, either:

             (i) the Manager purchases or contracts to purchase for the account of any Underwriter in the open market or otherwise any Securities which were retained by, or released to, you for direct sale or any Securities sold pursuant to Section 3(d) for which you received a portion of the Selling Concession set forth in the applicable AAU, or any Securities which may have been issued on transfer or in exchange for such Securities, and which Securities were therefore not effectively placed for investment; or

             (ii) if the Manager has advised you by Wire that trading in the Securities will be reported to the Manager pursuant to the "Initial Public Offering Tracking System" of The Depository Trust Company ("DTC") and the Manager determines, based on notices from DTC, that your customers sold an amount of Securities during any day that exceeds the amount previously notified to you by Wire;

        then you authorize the Manager either (x) to charge your account with an amount equal to such portion of the Selling Concession set forth in the applicable AAU received by you with respect to such Securities or, in the case of clause (ii), such Securities as exceed the amount specified in such Wire or (y) to require you to repurchase such Securities or, in the case of clause (ii), such Securities as exceed the amount specified in such Wire, at a price equal to the total cost of such purchase, including transfer taxes, accrued interest, dividends and commissions, if any.

        (c) COMPLIANCE WITH REGULATION M. You represent that, at all times since you were invited to participate in the Offering, you have complied with the provisions of Regulation M applicable to the Offering, in each case as interpreted by the Commission and after giving effect to any applicable exemptions. If you have been notified in a Wire that the Underwriters may conduct passive market making in compliance with Rule 103 of Regulation M in connection with the Offering, you represent that, at all times since your receipt of the Wire, you have complied with the provisions of Rule 103 applicable to the Offering, as interpreted by the Commission and after giving effect to any applicable exemptions.

        (d) STANDBY UNDERWRITINGS. You authorize the Manager in its discretion, at any time on, or from time to time prior to, the expiration of the conversion right of convertible securities identified in the applicable AAU the case of securities called for redemption, or the expiration of rights to acquire securities in the case of rights offerings, for which, in either case, standby underwriting arrangements have been made: (i) to purchase convertible securities or rights to acquire Securities for your account, in the open market or otherwise, on such terms as the Manager determines and to convert convertible securities or exercise rights so purchased; and (ii) to offer and sell the underlying common stock or depositary shares for your account, in the open market or otherwise, for long or short account (for purposes of such commitment, such common stock or depositary shares being considered the equivalent of convertible securities or rights), on such terms consistent with the terms of the Offering set forth in the Prospectus or Offering Circular as the Manager determines. On demand you will take up and pay for any securities so purchased for your account or you will deliver to the Manager against payment any securities so sold, as the case may be. During such period you may offer and sell the underlying common stock or depositary shares, but only at prices set by the Manger from time to time. Any such sales shall be subject to the Manager's right to sell to you the underlying common stock or depositary shares as above provided and to the Manager's right to reserve your Securities purchased, received or to be received upon conversion. You agree not to bid for, purchase, attempt to induce others to purchase, or sell, directly or indirectly, any convertible securities or rights or underlying common stock or depositary shares; PROVIDED, however, that no Underwriter shall be prohibited from (i) selling underlying common stock owned beneficially by such Underwriter on the day the convertible securities were first called for redemption, (ii) converting convertible securities owned beneficially by such Underwriter on such date or selling underlying common stock issued upon conversion of convertible securities so owned, (iii) exercising rights owned beneficially by such Underwriter on the record date for a rights offering or selling the underlying common stock or depositary shares issued upon exercise of rights so owned or (iv) purchasing or selling convertible securities or rights or underlying common stock or depositary shares as a broker pursuant to unsolicited orders.

6.      PAYMENT AND SETTLEMENT.
        ----------------------

        You will deliver to the Manager on the date and at the place and time specified in the applicable AAU (or on such later date and at such place and time as may be specified by the Manager in a subsequent Wire) the funds specified in the applicable AAU, payable to the order of Morgan Keegan & Company, Inc., for (i) an amount equal to the Offering Price plus (if not included in the Offering Price) accrued interest, amortization of original issue discount or dividends, if any, specified in the Prospectus or Offering Circular, less the applicable Selling Concession in respect to the Firm Securities to be purchased by you,
        (ii) an amount equal to the Offering Price plus (if not included in the Offering Price) accrued interest, amortization of original issue discount or dividends, if any, specified in the Prospectus or Offering Circular, less the applicable Selling Concession in respect of such of the Firm Securities to be purchased by you as shall have been retained by or released to you for direct sale as contemplated by Section 3(f) hereof or (iii) the amount set forth or indicated in the applicable AAU, as the Manager shall advise. You will make similar payment as the Manager may direct for Additional Securities, if any, to be purchased by you on the date specified by the Manager for such payment. The Manager will make payment to the Issuer or Seller against delivery to the Manager for your account of the Securities to be purchased by you, and the Manager will deliver to you the Securities paid for by you which shall have been retained by or released to you for direct sale. If the Manager determines that transactions in the Securities are to be settled through the facilities of DTC or other clearinghouse facility, payment for and delivery of Securities purchased by you shall be made through such facilities, if you are a member, or, if you are not a member, settlement shall be made through your ordinary correspondent who is a member.

7.      EXPENSES.
        --------

        (a) MANAGEMENT FEE. You authorize the Manager to charge your account as compensation for the Manager's and Co-Managers' services in connection with the Offering, including the purchase from the Issuer or Seller of the Securities, as the case may be, and the management of the Offering, the amount, if any, set forth as the management fee, global coordinators' fee, or other similar fee in the applicable AAU. Such amount shall be divided among the Manager and any Co-Managers as they may determine.

        (b) GENERAL EXPENSES. You authorize the Manager to charge your account with your Underwriting Percentage of all expenses of a general nature incurred by the Manager and Co-Managers under the applicable AAU in connection with the Offering, including the negotiation and preparation thereof, or in connection with the purchase, carrying, marketing and sale of any securities under the applicable AAU and any Intersyndicate Agreement, including, without limitation, legal fees and expenses, transfer taxes, costs associated with approval of the Offering by the NASD and the costs of currency transactions (including forward and hedging currency transactions) entered into to facilitate settlement of the purchase of Securities permitted under Section 3(a) hereof.

8.      MANAGEMENT OF SECURITIES AND FUNDS.
        ----------------------------------

        (a) ADVANCES; LOANS; PLEDGES. You authorize the Manager to advance the Manager's own funds for your account, charging current interest rates, or to arrange loans for your account for the purpose of carrying out the provisions of the applicable AAU and any Intersyndicate Agreement. In connection therewith, you authorize the Manager to hold or pledge as security therefore all or any securities the Manager may be holding for your account under the applicable AAU and any Intersyndicate Agreement, to execute and deliver any notes or other instruments evidencing such advances or loans and to give all instructions to the lenders with respect to any such loans and the proceeds thereof. The obligations of the Underwriters under loans arranged on their behalf shall be several in proportion to their respective Original Purchase Obligations and not joint. Any lender is authorized to accept the Manager's instructions as to the disposition of the proceeds of any such loans. In the event of any such advance or loan, repayment thereof shall, in the discretion of the Manager, be effected prior to making any remittance or delivery pursuant to Section 8(b), 8(c) or 9(b) hereof.

        (b) RETURN OF AMOUNT PAID FOR SECURITIES. Out of payment received by the Manager for Securities sold for your account which have been paid for by you, the Manager will remit to you promptly an amount equal to the price paid by you for such Securities.

        (c) DELIVERY AND REDELIVERY OF SECURITIES FOR CARRYING PURPOSES. The Manager may deliver to you from time to time prior to the termination of the applicable AAU pursuant to Section 9(a) hereof against payment, for carrying purposes only, any Securities or Other Securities purchased by you under the applicable AAU or any Intersyndicate Agreement which the Manager is holding for sale for your account but which are not sold and paid for. You will redeliver to the Manager against payment any Securities or Other Securities delivered to you for carrying purposes at such times as the Manager may demand.

9.      TERMINATION; INDEMNIFICATION.
        ----------------------------

        (a) TERMINATION. Each AAU shall terminate at the close of business on the later of the date on which the Underwriters pay the Issuer or Seller for the Securities and 30 full days after the applicable Offering Date, unless sooner terminated by the Manager. The Manager may at its discretion by notice to you before termination of the AAU alter any of the terms or conditions of the Offering to the extent permitted by
        Section 3 or Section 4 hereof, or terminate or suspend the effectiveness of Section 5 hereof, or any part thereof. No termination or suspension pursuant to this paragraph shall affect the Manager's authority under
        Section  3(a) hereof to take actions in respect of the Offering or under
        Section 5 hereof to cover any short position incurred under the AAU or in connection with covering any such short position to require you to repurchase Securities as specified in Section 5(b) hereof.

        (b) DELIVERY OR SALE OF SECURITIES; SETTLEMENT OF ACCOUNTS. Upon termination of each AAU or prior thereto at the Manager's discretion, the Manager shall deliver to you any Securities paid for by you pursuant to Section 6 hereof and held by the Manager for sale pursuant to Section 3(d) or 3(e) hereof but not sold and paid for and any Securities or Other Securities that are held by the Manager for your account pursuant to the provision of Section 5 hereof or any Intersyndicate Agreement. Notwithstanding the foregoing, upon termination of the AAU, if the aggregate initial Offering Price of any such Securities and the aggregate purchase price of any Other Securities so held and not sold and paid for does not exceed an amount equal to 20% of the aggregate initial Offering Price of the Securities, the Manager may, in its discretion, sell such Securities and Other Securities for the accounts of the several Underwriters, at such prices, on such terms, at such times and in such manner as it may determine. Within the period specified by applicable NASD rules or, if no period if specified, as soon as practicable after termination of such AAU, your account shall be settled and paid. The Manager may reserve from distribution such amount as the Manager deems advisable to cover possible additional expenses. The determination by the Manager of the amount so to be paid to or by you shall be final and conclusive. Any of your funds in the Manager's hands may be held with the Manager's general funds without accountability for interest.

        Notwithstanding any provision of this Morgan Keegan & Company, Inc. Master AAU other than Section 10(l), upon termination of each AAU or prior thereto at the Manager's discretion, the Manager (i) may allocate to the accounts of the Underwriters the expenses described in Section 7(b) hereof and any losses incurred upon the sale of Securities or Other Securities pursuant to the applicable AAU or any Intersyndicate Agreement (including any losses incurred upon the sale of securities referred to in Section 5(d)(ii) hereof), (ii) may deliver to the Underwriters any unsold Securities or Other Securities purchased pursuant to Section 5(a) hereof or any Intersyndicate Agreement and
        (iii) may deliver to the Underwriters any unsold Securities purchased pursuant to the applicable Underwriting Agreement, in each case in the Manager's discretion. The Manager shall have full discretion to allocate expenses and Securities to the accounts of any Underwriter as the Manager decides, except that (i) no Underwriter (other than the Manager or a Co-Manager) shall bear more than its share of such expenses, losses or Securities (such share shall not exceed such Underwriter's Underwriting Percentage and shall be determined pro rata among all such Underwriters based on their Underwriting Percentages), (ii) no such Underwriter shall receive Securities that, together with any Securities purchased by such Underwriter pursuant to Section 6 (but excluding any Securities that such Underwriter is required to repurchase pursuant to
        Section 5(b)) exceed such Underwriter's Original Purchase Obligation and
        (c) no Co-Manager shall bear more than its share, as among the Manager and the other Co-Managers, of such expenses, losses or Securities (such share to be determined pro rata among the Manager and all Co-Managers based on their Underwriting Percentages). If any Securities or Other Securities returned to you pursuant to clause (ii) or (iii) above were not paid for by you pursuant to Section 6 hereof, you shall pay to the Manager an amount per security equal to the amount set forth in Section 6(i), in the case of Securities returned to you pursuant to clause (iii) above, or the purchase price of such securities, in the case of Securities or Other Securities returned to you pursuant to clause (ii) above.

        (c) POST SETTLEMENT EXPENSES. Notwithstanding any settlement on the termination of the applicable AAU, you agree to pay any transfer taxes which may be assessed and paid after such settlement on account of any sales or transfers under the AAU or any Intersyndicate Agreement for your account and your Underwriting Percentage of (i) all expenses incurred by the Manager in investigating, preparing to defend or defending against any action, claim or proceedings which is asserted or instituted by any party (including any governmental or regulatory body) relating to (A) the Offering Documents, (B) the violation of any applicable restrictions on the offer, sale, resale or purchase of Securities or Other Securities imposed by United States Federal or state laws or foreign laws and the rules and regulations of any regulatory body promulgated thereunder or the rules of any self-regulatory organization or pursuant to the terms of the AAU, the Underwriting Agreement or any Intersyndicate Agreement or (C) any claim that the Underwriters constitute a partnership, an association or an unincorporated business or other separate entity and (ii) any liability, including attorneys fees, incurred by the Manager in respect of any such action, claim or proceedings, whether such liability shall be the result of a judgment or arbitrator's determination or as a result of any settlement agreed to by the Manager, other than any such expense or liability as to which the Manager actually receives indemnity pursuant to Section 9(d), contribution pursuant to Section 9(e), indemnity or contribution pursuant to the Underwriting Agreement or damages from an Underwriter for breach of its representations, warranties, agreements, or covenants contained in the applicable AAU. None of the foregoing provisions of this Section 9(c) shall relieve any defaulting or breaching Underwriter from liability for its default or breach.

        (d) INDEMNIFICATION. You agree to indemnify and hold harmless each other Underwriter and each person, if any, who controls any such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the extent and upon the terms which you agree to indemnify and hold harmless any of the Issuer, the Guarantor, the Seller, any Person controlling the Issuer, the Guarantor, the Seller, its directors and, in the case of a Registered Offering, its officers who signed the Registration Statement and, in the case of an Offering other than a Registered Offering, its officers, in each case as set forth in the Underwriting Agreement.

        (e) CONTRIBUTION. Notwithstanding any settlement on the termination of the applicable AAU, you agree to pay upon request of the Manager, as contribution, your Underwriting Percentage of any losses, claims, damages or liability, joint or several, paid or incurred by any Underwriter to any person other than an Underwriter, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (other than an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter on whose behalf the request for contribution is being made expressly for use therein) and your Underwriting Percentage of any legal or other expense reasonably incurred by the Underwriter (with the approval of the Manager) on whose behalf the request for contribution is being made in connection with investigating or defending any such loss, claim, damage or liability or any action in respect thereof; provided that no request shall be made on behalf of any Underwriter guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
        Act) from any Underwriter who was not guilty of such fraudulent misrepresentation. None of the foregoing provisions of this Section 9(e) shall relieve any defaulting or breaching Underwriter from liability for its default or breach.

        (f) SEPARATE COUNSEL. If any claim is asserted or action or proceeding commenced pursuant to which the indemnity provided in Section 9(d) may apply, the Manager may take such action in connection therewith as it deems necessary or desirable, including retention of counsel for the Underwriters, and in its discretion separate counsel for any particular Underwriter or group of Underwriters, and the fees and disbursements of any counsel so retained by the Manager shall be allocated among the several Underwriters as determined by the Manager. Any Underwriter may elect to retain at its own expense its own counsel and, on advice of such counsel but only with the consent of the Manager, may settle or consent to the settlement of any such claim, action or proceeding. The Manager may settle or consent to the settlement of any such claim, action or proceeding. Whenever the Manager receives a notice of the assertion of any claim, action or proceeding to which the provisions of
        Section 9(d) would apply, it will promptly notify each Underwriter. Whenever you receive notice of the assertion of any claim or commencement of any action or proceedings to which the provisions of
        Section 9(d) would apply, you will give prompt notice thereof to the Manager. The Manager also will furnish each Underwriter with periodic reports, at such times as it deems appropriate, as to the status of such claim, action or proceeding, and the action taken by it in connection therewith.

        (g) SURVIVAL OF AGREEMENTS. Your agreements contained in Sections 3(a), 5, 9(c), 9(d), 9(e), 9(f) and 11 (b) hereof shall remain operative and in full force and effect regardless of (i) any termination of an AAU or Intersyndicate Agreement, (ii) any termination of the Underwriting Agreement, (iii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Issuer, the Guarantor, the Seller, its directors or officers or any person controlling the Issuer, the Guarantor or the Seller and (iv) acceptance of any payment for any Securities.

10.     REPRESENTATIONS AND COVENANTS OF UNDERWRITERS.
        ---------------------------------------------

        (a) KNOWLEDGE OF OFFERING. You understand that it is your responsibility to examine the Offering Documents and to familiarize yourself with the terms of the Securities, any applicable Indenture and the other terms of the Offering to be reflected in the Prospectus or the Offering Circular, as the case may be, and the applicable AAU and Underwriting Agreement. The Manager is authorized, with the advice of counsel for the Underwriters, to approve on your behalf any amendments or supplements to the Registration Statement and the Prospectus or the Offering Circular, as the case may be.

        (b) DISTRIBUTION OF MATERIALS. You will keep an accurate record of the names and addresses of all persons to whom you give copies of the Registration Statement, the Prospectus, any Offering Circular or any
        Preliminary Prospectus or Preliminary Offering Circular (or any amendment or supplement thereto). When furnished with any subsequent amendment to the Registration Statement, any subsequent Prospectus, any subsequent Offering Circular or any memorandum outlining changes in the Registration Statement or any Prospectus or Offering Circular, you will, upon request of the Manager, promptly forward copies thereof to such persons.

        (c) ACCURACY OF UNDERWRITERS' INFORMATION. You confirm that the information that you have given or are deemed to have given in response to the Underwriters' Questionnaire attached as Exhibit A hereto (and to any other questions addressed to you in the Invitation Wire or other Wires), which information has been furnished to the Issuer for use in the Registration Statement and the Prospectus or the Offering Circular, as the case may be, or has otherwise been relied upon in connection with the Offering, is complete and accurate. You will notify the Manager immediately of any development before the termination of the applicable AAU which makes untrue or incomplete any information you have given or are deemed to have given in response to the Underwriters' Questionnaire (or such other questions).

        (d) NAME, ADDRESS. Unless you have promptly notified the Manager in writing otherwise, your name as it should appear in the Prospectus or the Offering Circular and any advertisement, if different, and your address are as set forth on the signature pages hereof.

        (e) CAPITAL REQUIREMENTS. You represent that your commitment to purchase the Securities (i) will not result in a violation of the financial responsibility requirements of Rule 15c3-1 under the Exchange Act or of any similar provision of any applicable rules of the NASD or any securities exchange to which you are subject of (ii) if you are a financial institution subject to regulation by the Board of Governors of the Federal Reserve System, the Comptroller of the Currency or the Federal Deposit Insurance Corporation, will not place you in violation of any applicable capital requirements or restrictions of such regulator or any other regulator to which you are subject.

        (f) COMPLIANCE WITH NASD REQUIREMENTS. You represent that you are a member in good standing of the NASD, a Bank that is not a member of the NASD, or a foreign bank or dealer not eligible for membership in the NASD. In making sales of Securities, if you are an NASD member, you agree to comply with all applicable interpretive material and rules of the NASD, including, without limitation, IM-2110-1 (the NASD's interpretation with respect to free-riding and withholding) and Rule 2740. If you are a foreign bank or dealer, you agree to comply, as applicable, with IM-2110-1 and NASD Rules 2730, 2740 and 2750 as though you were an NASD member and with NASD Rule 2420 as it applies to a nonmember broker or dealer in a foreign country. If you are a Bank, you agree, to the extent required by applicable law or NASD rules, that you will not, in connection with the public offering of any Securities that do not constitute "exempted securities" within the meaning of Section 3(a)(12) of the Exchange Act or such other Securities as from time to time may be sold by a Bank, purchase any Securities at a discount from the Offering Price from any Underwriter or Dealer or otherwise accept any Fees and Commissions from any Underwriter or Dealer, and you agree to comply, as applicable, with NASD Rule 2420 as though you were a member.

        (g) FURTHER STATE NOTICE. The Manager will file a Further State Notice with the Department of State of New York, if required.

(h) COMPLIANCE WITH RULE 15C2-8. You agree to comply with Rule 15c2-8 under the Exchange Act in connection with any Registered Offering and any other Offering to which the provisions of Rule 15c2-8 are made applicable pursuant to the AAU or otherwise. In the case of an Offering other than a Registered Offering, you agree to comply with applicable Federal and state law, the applicable rules and regulations of any regulatory body promulgated thereunder or the rules of any self-regulatory organization governing the use and distribution of offering circulars by underwriters.

(i) DISCRETIONARY ACCOUNTS. In the case of a Registered Offering of Securities issued by an Issuer that was not, immediately prior to the filing of the Registration Statement, subject to the requirements of
        Section 13(d) or 15(d) of the Exchange Act, you agree that you will not make sales to any account over which you exercise discretionary authority in connection with such sale except as otherwise permitted by the applicable AAU for such Offering.

        (j) OFFERING RESTRICTIONS. If you are a foreign bank or dealer and you are not registered as a broker-dealer under Section 15 of the Exchange Act, you agree that while you are acting as an Underwriter in respect of the Securities and in any event during the term of the applicable AAU, you will not directly or indirectly effect in, or with persons who are nationals or residents of, the United States, its territories or possessions, any transactions (except for the purchases provided for in the Underwriting Agreement and transactions contemplated by Sections 3 and 5 hereof) in Securities or any Other Securities. It is understood that, except as specified in the applicable AAU, no action has been taken by the Manager, the Issuer, the Guarantor or the Seller to permit you to offer Securities in any jurisdiction other than the United States, in the case of a Registered Offering, where action would be required for such purpose.

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

        (k) REPRESENTATIONS, WARRANTIES AND AGREEMENTS. You agree to make to each other Underwriter participating in an Offering the same representations, warranties and agreements, if any, made by the
        Underwriters to the Issuer, the Guarantor or the Seller in the applicable Underwriting Agreement or any Intersyndicate Agreement, and you authorize the Manager to make such representations, warranties and agreements to the Issuer, the Guarantor or the Seller on your behalf.

        (l) LIMITATION ON THE AUTHORITY OF THE MANAGER TO PURCHASE AND SELL SECURITIES FOR THE ACCOUNT OF CERTAIN UNDERWRITERS. Notwithstanding any provision of this AAU authorizing the Manager to purchase or sell any Securities or Other Securities (including arranging for the sale of Contract Securities) or over-allot in arranging sales of Securities for the accounts of the several Underwriters, the Manager may not, in connection with the Offering of any Securities, make any such purchases, sales or over-allotments for the account of any Underwriter that, not later than its acceptance of the Invitation Wire relating to such Offering, has advised the Manager that, due to its status as or relationship to, a bank or bank holding company, such purchases, sales or over-allotments are prohibited by applicable law. If any Underwriter so advises the Manager, the Manager may allocate any such purchases, sales and over-allotments (and the related expenses) which otherwise would have been allocated to your account based on your respective Underwriting Percentage to your account based on the ratio of your original Purchase Obligation to the Original Purchase Obligations of all Underwriters other than the advising Underwriter or Underwriters or in such other manner as the Manager shall determine.

11.     DEFAULTING UNDERWRITERS.

        (a) EFFECT OF TERMINATION. If the Underwriting Agreement is terminated as permitted by the terms thereof, your obligations hereunder with respect to the Offering of the Securities shall immediately terminate except (i) as set forth in Section 9(g), (ii) you shall remain liable for your Underwriting Percentage (or such other percentage as may be specified pursuant to Section 9(b)) of all expenses and for any purchases or sales made for your account pursuant to the provisions of
        Section 5 hereof or any Intersyndicate Agreement and (iii) the termination shall not affect any obligations of any defaulting or breaching Underwriter.

        (b) SHARING OF LIABILITY. If any Underwriter shall default in its obligations (i) pursuant to Section 5(a), 5(b) or 5(d), (ii) to pay amounts charged to its account pursuant to Section 7(a); 7(b) or 8(a) or
        (iii) pursuant to Section 9(b), 9(c), 9(d), 9(e), 9(f) or 11(a), you will assume your proportionate share (determined on the basis of the respective Underwriting Percentages of the non-defaulting Underwriters) of such obligations, but no such assumption shall relieve any defaulting Underwriter from liability to the non-defaulting Underwriters, the Issuer, the Guarantor or the Seller for its default.

        (c) ARRANGEMENTS FOR PURCHASES. The Manager is authorized to arrange for the purchase by others (including the Manager or any other Underwriter) of any Securities not purchased by any defaulting Underwriter in accordance with the terms of the applicable Underwriting Agreement or, if the applicable Underwriting Agreement does not provide arrangements for defaulting Underwriters, in the discretion of the Manager. If such arrangements are made, the respective amounts of Securities to be purchased by the remaining Underwriters and such other person or persons, if any, shall be taken as the basis for all rights and obligations hereunder, but this shall not relieve any defaulting Underwriting from liability for its default.

12.     MISCELLANEOUS.

        (a) OBLIGATIONS SEVERAL. Nothing contained in this Morgan Keegan & Company, Inc. Master AAU or any AAU shall constitute you as a partner with the Manager or with the other Underwriters, and the obligations of you and each of the other Underwriters are several and not joint. Each Underwriter elects to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the United States Internal Revenue Code of 1986, as amended. Each Underwriter authorizes the Manager, on behalf of the Underwriter, to execute such evidence of such election as may be required by the United States Internal Revenue Service.


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


(b) LIABILITY OF MANAGER. The Manager shall be under no liability to you for any act or omission except for obligations expressly assumed by the Manager in the applicable AAU.

(c) TERMINATION OF MASTER AGREEMENT AMONG UNDERWRITERS. This Morgan Keegan & Company, Inc. Master AAU may be terminated by either party hereto upon five (5) business days' written notice to the other party; provided that with respect to any Offering for which an AAU was sent prior to such notice, this Morgan Keegan & Company, Inc. Master AAU as it applies to such Offering shall remain in full force and effect and shall terminate with respect to such Offering in accordance with Section 9(a) hereof.

(d) GOVERNING LAW. This Morgan Keegan & Company, Inc. Master AAU and each AAU shall be governed by and construed in accordance with the laws of the State of Tennessee without regard to principles of conflicts of laws.

        (e) AMENDMENTS. This Morgan Keegan & Company, Inc. Master AAU may be amended from time to time by consent of the parties hereto. Your consent shall be deemed to have been given to an amendment to this Morgan Keegan & Company, Inc. Master AAU, and such amendment shall be effective, five
        (5) business days following written notice to you of such amendment if you do not notify Morgan Keegan & Company, Inc. in writing prior to the close of business on such fifth business day that you do not consent to such amendment. Upon effectiveness, the provisions of this Morgan Keegan & Company, Inc. Master AAU as so amended shall apply each AAU thereafter entered into except as otherwise specifically provided in any such AAU.

(f) NOTICES. Any notice to any Underwriter shall be deemed to have been duly given if mailed, sent by wire, telex, facsimile or electronic transmission or other written communication or delivered in person to the Underwriter at the address set forth in its Underwriters' Questionnaire. Any such notice shall take effect upon receipt thereof.

PLEASE CONFIRM YOUR ACCEPTANCE OF THIS MASTER AGREEMENT BY SIGNING AND RETURNING TO US THE ENCLOSED DUPLICATE COPY.

Very truly yours,

Morgan Keegan & Company, Inc.


By:_________________________________________

Name:_______________________________________

Title:  Managing Director
--------------------------------------------

CONFIRMED: 20__


____________________________________________
NAME OF UNDERWRITER

By:_________________________________________

Name:_______________________________________

Title:______________________________________

(IF PERSON SIGNING IS NOT AN OFFICER OR A PARTNER, PLEASE ATTACHE INSTRUMENT OF AUTHORIZATION.)

Address:____________________________________

        ____________________________________


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